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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


BETWEEN THE UNDERSIGNED:

COCA-COLA ENTERPRISES INC.,

a corporation organized in the United States of America, under the laws of the State of Delaware, with its corporate seat in Atlanta, located at 2500 Windy Ridge Parkway, Atlanta, Georgia 30339, U.S.A.

Represented by Mr. Dan Bowling, Senior Vice President Human Resources.

                    (Hereinafter referred to as "CCE INC."),

AND:

MRS. DOMINIQUE REINICHE, born on July 13, 1955 in Lyon, France, bachelor, French citizen, domiciled at 7, avenue Bosquet, 75007 Paris France, registered with the French Social security institutions under the no. 2550769383127.

                      (Hereinafter called "MRS. REINICHE")

WHEREAS:

Since April lst, 1992, MRS. REINICHE has been an employee with Coca-Cola Beverages SA, which became thereafter Coca-Cola Entreprise SAS, where she had various activities as an employee and a director.

MRS. REINICHE has been appointed by CCE INC. as Senior Vice President, President Europe Group as from January 1, 2003.

On January 15, 2003, MRS. REINICHE has been appointed as an Executive Officer by the Board of Directors of CCE INC.

As an employee of CCE INC., MRS. REINICHE shall amongst others be responsible for the coordination and harmonization of the policy of the European territories of CCE INC. (currently Belgium, France, Great Britain, Luxembourg, Monaco and The Netherlands).

The parties have decided to transfer to CCE INC. all the rights and obligations arising from the employment agreement signed on March 12, 1992, and amended on December 6, 2000, between Coca-Cola Entreprise SAS and MRS. REINICHE.

IT IS AGREED AS FOLLOWS:

Article 1 - DURATION- EFFECTIVENESS-SENIORITY

The present agreement has become effective as from January 15, 2003.

The present agreement is concluded for an indefinite period of time.

The parties expressly agree that MRS. REINICHE's seniority with Coca-Cola Entreprise SAS since April 1st, 1992 shall be maintained and upheld by the present agreement.

Article 2 - ACTIVITIES

2.1. MRS. REINICHE shall perform her activities as Senior Vice-President, President Europe Group under this agreement under the authority of the President and Chief Operating Officer of CCE INC.

2.2.  Those activities shall include, but not be limited to the:
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      -     Coordination  and  harmonization  of the  commercial  policy  in the
            European territories of CCE INC.;

      -     Harmonization of the commercial organization and the sales forces;

      -     Harmonization, coordination and supervision of media relations;

      -     Harmonization,    coordination    and    supervision   of   business
            organizations relationships;

      - Harmonization, coordination and supervision of crisis communication in connection with the business carried out in the above mentioned territories.

2.3. In order to perform her duties, the General Managers of the European territories of CCE INC. will report to MRS. REINICHE.

2.4.  MRS.   REINICHE   shall  also   supervise  and  have  authority  over  the
      Vice-Presidents who are in charge of the following functions in the above mentioned territories:

      -     Operations;

      -     Finance;

      -     External affairs;

      -     Human resources;

      -     Legal;

      -     Marketing;

      -     Business systems.

2.5. MRS. REINICHE shall supervise the persons mentioned here above by guiding their activities and by establishing their respective plans for action and their goals.

      MRS. REINICHE shall perform to their assessments and participate in the decisions related to the evolution of their career within the Commercial and Strategic Committee and the Talent Development Committee.

2.6.  MRS. REINICHE shall report on her activities at


            -     Yearly Business planning reviews;

            -     Yearly strategic planning reviews ;

            -     Presentations to the Board of Directors of CCE INC.;

            - Informal updates to the Chief Executive Officer and the Chief Operating Officer of CCE INC.

2.7. In order to carry out her functions and perform her duties, MRS. REINICHE will be travelling regularly in the CCE INC. European territories as well as to the United States of America.

2.8. According to the present agreement, MRS. REINICHE hereby acknowledges and agrees that with respect to any confidential or proprietary information relating to the business of CCE INC., she will hold such secret and confidential information in strict confidence. MRS. REINICHE hereby agrees that she will not disclose said secret and confidential information to others during the term of this agreement nor after its termination.

ARTICLE 3 - SALARIES - HOLIDAYS - REGISTRATION WITH SOCIAL INSTITUTIONS:

3.1. As a compensation for her activities under this agreement, MRS. REINICHE shall receive a gross yearly salary of 360,005 EUR, payable to her bank account in France.

      This salary shall be paid in thirteen (13) equal installments of 27,692.69 EUR each.

      This yearly salary will be reviewed annually on April 1, 2004.

3.2. MRS. REINICHE shall dispose of a company car in accordance with the applicable company policy in France.
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3.3.  In  addition to the base  salary  MRS.  REINICHE  is  informed  that she's eligible for:

            -  the bonus(Management Incentive Plan)

            -  the Stock Options Plan;

            -  the Restricted Stock Grants

            -  any other perks determined by applicable company policies in accordance with the terms and conditions provided for by such plans, grants or policies. Such plans, grants or perks can be reviewed every year by CCE INC.

3.4. In addition, MRS. REINICHE'S salary shall be completed by the amount of Coca-Cola Entreprise SAS Profit Sharing Plan ("interessement") which would have been allocated to her as an employee in Coca-Cola Entreprise SAS in accordance with the Agreement dated June 30, 2002 of Coca-Cola Entreprise SAS which is hereby attached as Annex 1.

      The payment will be paid net, without any tax and social charges due by MRS. REINICHE.

      MRS. REINICHE shall also receive from CCE INC. an amount corresponding to the employee Legal and mandatory Profit Sharing Plan ("participation") and such amount shall be calculated in accordance with the Agreement dated June 30, 2002 of Coca-Cola Entreprise SAS which is hereby attached as Annex 2 as if she was an employee of Coca-Cola Entreprise SAS.

      The payment will be paid net, without any tax and social charges due by MRS. REINICHE.

3.5. MRS. REINICHE shall benefit from the annual holidays and these will be paid in accordance with the French regulations as applicable in France.

      MRS. REINICHE is not subject to the French rules related to the reduction and organization of working hours for her activities under this agreement

3.6. MRS. REINICHE shall register with the French social institutions as an employee with a foreign employer which is not established on the French territory and she will subject to the status of article R 243-5 paragraph 2 of the Social Security Code.

      MRS REINICHE shall be responsible for paying all mandatory social security contribution, and in that respect, CCE INC. shall provide MRS. REINICHE with all legal and accounting assistance in order to help her comply with the administrative obligations and CCE INC. shall give her the necessary means for subscribing and paying all mandatory social security contributions.

ARTICLE 4 - TERMINATION OF THE AGREEMENT:

4.1. This contract is concluded for an indefinite period of time. It may be terminated, except in case of serious, gross misconduct, with respect of a prior notice of three (3) months.

4.2. In case of dismissal, except for serious or gross misconduct, CCE INC. will grant MRS REINICHE an indemnity to compensate for the specific prejudice resulting from the termination of this employment contract. The total gross amount will be equal to twenty one (21) months, including prior notice, of all gross salary, bonus, and individual premiums on goals, calculated as an average over the last 12 months basis.

      It is expressly agreed that this indemnity will not include the dismissal indemnity ("legale ou conventionnelle") due for termination of the employment contract of MRS. REINICHE pursuant to the provisions of the National Collective Convention mentioned under 5.1 hereafter.
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      This indemnity is intended to repair the entire prejudice suffered by MRS.
      REINICHE due to the performance and termination of her employment contract.

      The present clause shall not alter the rights of both parties with regard to the stocks options and the restricted shares granted to MRS. REINICHE.

ARTICLE 5 - APPLICABLE LAW - LANGUAGE OF THE AGREEMENT - JURISDICTION:

5.1. This agreement shall be governed by French Law within the respect of the terms and conditions of this employment contract and French Courts shall have jurisdiction in case of dispute.

      In addition, the parties agree that the National Collective Convention "Convention Collective Nationale des Activites de Production des Eaux Embouteillees et Boissons Rafraichissante Sans Alcool" (a copy of which is attached as Annexe ....) shall apply "dans ses dispositions  etendues".

5.2. The agreement is signed in both French and English versions, the French version being prevailing as per article L 121-1 of French Labor Code.

Signed on 23 April, 2003
In Paris and Atlanta

In two original copies,

S/ DANIEL S. BOWLING

COCA-COLA ENTREPRISES INC.

S/ Dominique Reiniche

MRS. DOMINIQUE REINICHE